Exhibit 10.1

FIRST AMENDMENT TO SECURED LOAN AGREEMENT

THIS FIRST AMENDMENT TO SECURED LOAN AGREEMENT (“First Amendment”) dated October 21, 2010, is made by and among Elecsys Corporation, a Kansas corporation (“Elecsys”), Elecsys International Corporation, a Kansas corporation (“International,” and together with Elecsys, “Borrower”) and UMB Bank, N.A. (“Lender”) to modify and amend that certain Secured Loan Agreement (the “Loan Agreement”) dated as of October 30, 2009, between Elecsys and Lender.  Terms used but not herein defined shall have the meanings ascribed thereto in the Loan Agreement.

WHEREAS, International desires to become a co-borrower with Elecsys under the Loan Agreement and Borrowers have requested an extension of the Revolving Credit Maturity Date; and

WHEREAS, UMB is willing to provide such extension on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties mutually agree as follows:

1.           Joinder of International as Borrower.  By its authorized signature below, International hereby joins the Loan Agreement, as amended hereby, as a Borrower.  International and Elecsys each expect to derive benefit (and its board of directors has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of them and (ii) the credit extended by Lender to them hereunder, both in their separate capacities and as members of a group of companies.  Each of Elecsys and International has determined that execution, delivery, and performance of this First Amendment and any other Loan Documents to be executed by it hereunder is within its purpose, will be of direct and indirect benefit to it, and is in its best interest.

2.           Amendment of Section 1.01.  Section 1.01 of the Loan Agreement is amended as follows:

(a)           The definition of “Borrower” is deleted in its entirety and replaced with the following:

“Borrower” means Elecsys Corporation and Elecsys International Corporation.

(b)           The definition of “EBITDA” is deleted in its entirety and replaced with the following:

“EBITDA” of the Borrower for any period mans the consolidated pre-tax income of Borrower for such period, plus Interest Expense, depreciation and amortization.

(c)           The definition of “Interest Expense” is deleted in its entirety and replaced with the following:

“Interest Expense” for any period means the consolidated aggregate amount of interest accrued during such period for Borrower on all indebtedness for borrowed money, as determined in accordance with GAAP.

(d)           The definition of “Revolving Credit Maturity Date” is deleted in its entirety and replaced with the following:

“Revolving Credit Maturity Date” means October 30, 2012.

(e)           The following defined term is inserted in alphabetical order:

“Debt Service Coverage Ratio” means for any fiscal quarter the ratio of (i) EBITDA to (ii) the current portion of long-term Debt plus Interest Expense, each case for such fiscal quarter.

3.           Amendment of Article VI.  Article VI of the Loan Agreement is amended by inserting a new Section 6.08 at the end thereof, as follows:

6.08           Debt Service Coverage Ratio.  Borrower shall maintain a Debt Service Coverage of no less than 1.2 to 1.0 measured at the fiscal quarter ending (a) October 31, 2010, calculated on a trailing three(3) month basis; (b) January 31, 2011, calculated on a trailing six (6) month basis; (c) April 30, 2011, calculated on a trailing nine (9) month basis; and (d) July 31, 2011 and each fiscal quarter end thereafter, calculated on a trailing twelve (12) month basis.

4.           Amendment of Article IX.  Article IX of the Loan Agreement is amended by inserting the following new Section 9.14  at the end thereof:

9.14           Joint and Several Liability.  The liability of Elecsys and International hereunder shall be joint and several.

5.           Conditions Precedent.  Lender’s obligations hereunder and under the Loan Agreement as amended hereby are subject to, and this First Amendment shall become effective upon, the date (the “Effective Date”) of Borrower’s compliance on the date hereof with the following specific conditions:

(a)           The execution and delivery of this First Amendment by all parties hereto.

(b)           The execution and delivery by Borrower to Lender of a Secured Revolving Credit Note in form and substance acceptable to Lender.

(c)           The execution and delivery by International to Lender of a Security Agreement in form and substance acceptable to Lender.

(d)           International shall deliver to Lender a certified copy of resolutions executed by its Board of Directors authorizing the execution and delivery of this First Amendment and such Borrower’s performance hereunder.

6.           Miscellaneous.

(a)           Borrower hereby confirms that all of the covenants, representations and warranties made in Sections 5, 6, and 7 of the Agreement are true and correct as of the date hereof and that no Default or Event of Default as defined in the Agreement has occurred and is continuing.

(b)           This First Amendment may be executed in two or more counterparts, each of which shall constitute an original but when taken together shall constitute but one agreement.  The exchange of copies of this First Amendment and of the signature pages hereof by facsimile transmission shall constitute effective execution and delivery of this First Amendment as to the parties and may be used in lieu of the originals thereof for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(c)           All terms and conditions of the Loan Agreement not expressly amended hereby shall remain in full force and effect as if this First Amendment had not been executed and delivered.

7.           Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the Loan Agreement.  To protect Borrower and UMB from misunderstanding or disappointment, any agreements Borrower and UMB reach covering such matters are contained in the Loan Agreement as amended hereby, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Secured Loan Agreement as of the day and year first written above.

UMB BANK, N.A.	ELECSYS CORPORATION

By: /s/ S. Scott Heady	By: /s/ Karl B. Gemperli
Name: S. Scott Heady	Name: Karl B. Gemperli
Title: Senior Vice President	Title: President and Chief Executive Officer

ELECSYS INTERNATIONAL CORPORATION

By: /s/ Karl B. Gemperli
Name: Karl B. Gemperli
Title: President and Chief Executive Officer